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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934.

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 12, 1996

                       KAUFMAN AND BROAD HOME CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                         1-9195                       95-3666267
(STATE OR OTHER JURISDICTION OF           (COMMISSION                  (IRS EMPLOYER
        INCORPORATION)                    FILE NUMBER)                IDENTIFICATION NO.)

    10990 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA                  90024
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (310) 231-4000

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On March 1, 1996, certain subsidiaries of Kaufman and Broad Home Corporation (the "Company" or "KBHC"), acquired all of the general and limited partnership interests in Rayco, Ltd., a Texas-based builder of single-family homes. Kaufman and Broad of San Antonio, Inc., acquired the general partnership interest in Rayco, Ltd., a Texas limited partnership, from Rayco Management, LLC, and Kaufman and Broad Holdings, Inc. acquired the limited partnership interest from the Ray Ellison Grandchildren Trust. In addition to purchasing Rayco, Ltd., Kaufman and Broad of San Antonio, Inc. acquired all of the issued and outstanding shares of Satex Properties, Inc., and San Antonio Title Company, and Kaufman and Broad Mortgage Company acquired all of the issued and outstanding shares of Texas Homestead Mortgage Company (collectively, the "Affiliates"). At March 1, 1996, the total purchase price of Rayco, Ltd. and the Affiliates was estimated to be approximately $104.3 million, comprised of $80 million in cash paid on the closing date and the assumption of $24.3 million in debt. The total purchase price was based on the net book values of the entities purchased and the assumption of certain debt and is subject to adjustment based on the closing balance sheets of Rayco, Ltd. and the Affiliates as of February 29, 1996 which will be finalized before May 14, 1996. To the extent the purchase price is adjusted on such basis, any difference will be settled between the parties. While it is anticipated that there will be adjustments to the purchase price, the Company does not expect such adjustments to be material. The acquisition of Rayco, Ltd. and the Affiliates was consummated pursuant to a Purchase Agreement dated as of January 22, 1996, as amended, among Ray Ellison Industries, Inc., Rayco Management, LLC, the Ray Ellison Grandchildren Trust, John H. Wilome, Jack E. Biegler, Jack Robinson and the Company (the "Purchase Agreement"). For a more complete understanding of the structure of the transaction, reference should be made to the Purchase Agreement which is attached to this report as Exhibit 2.1.

     Rayco, Ltd. is a homebuilder and neighborhood developer, with substantially all of its operations in the San Antonio metropolitan area. It is San Antonio's largest single-family homebuilder, currently commanding approximately 45% of the market. For the year ended December 31, 1995, Rayco, Ltd. delivered 2,585 homes and generated revenues of $236.2 million.

     The acquisition consideration for Rayco, Ltd. and the Affiliates was determined by arm's-length negotiations between the parties to the Purchase Agreement. This transaction will be accounted for as a purchase.

     In connection with the acquisition of Rayco, Ltd. and the Affiliates, the Company amended its existing domestic unsecured revolving credit agreement with various banks to increase the borrowing capacity thereunder to $630 million from $500 million. The additional $130 million of financing obtained by the Company consists of a $110 million term loan facility, to be used to finance the acquisition of Rayco, Ltd. and the Affiliates, and to refinance existing indebtedness of Rayco, Ltd., and a $20 million revolving credit facility to be used for general working capital requirements. The amendment to the Company's credit facility set forth in the Fourth Amended and Restated Loan Agreement dated February 28, 1996 among the Company, Bank of America National Trust and Savings Association, The First National Bank of Chicago, Credit Lyonnais Los Angeles Branch and NationsBank of Texas, N.A., as managing agents and various other banks, provides for a maximum repayment term of 18 months for the additional $130 million of borrowing capacity obtained.

ITEM 7(a). FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     Included herein are the historical audited financial statements of Rayco, Ltd. listed in the index below. The historical audited financial statements of the Affiliates have not been included as they are not considered significant pursuant to Securities and Exchange Commission guidelines.

                  INDEX TO FINANCIAL STATEMENTS OF RAYCO, LTD.

                                                                                        PAGE
                                                                                        ----
HISTORICAL FINANCIAL STATEMENTS OF RAYCO, LTD.
Report of Independent Auditors........................................................    3
Balance Sheets as of December 31, 1995 and 1994.......................................    4
Statements of Income for the years ended December 31, 1995, 1994 and 1993.............    5
Statements of Partners' Equity for the years ended December 31, 1995, 1994 and 1993...    6
Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993.........    7
Notes to Financial Statements.........................................................    8

                         REPORT OF INDEPENDENT AUDITORS

The Partners
Rayco, Ltd. (A Limited Partnership)

     We have audited the accompanying balance sheets of Rayco, Ltd. as of December 31, 1995 and 1994, and the related statements of income, partners' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rayco, Ltd. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

San Antonio, Texas
January 30, 1996

                                  RAYCO, LTD.
                            (A LIMITED PARTNERSHIP)

                                 BALANCE SHEETS

                                     ASSETS

                                                                            DECEMBER 31
                                                                    ---------------------------
                                                                       1995            1994
                                                                    -----------     -----------
Cash..............................................................  $ 1,173,002     $ 1,770,801
Trade accounts receivable.........................................    2,563,115       2,420,037
Accounts and notes receivable -- affiliates.......................      178,153
Inventories:
  Single-family residences........................................   30,360,991      29,089,465
  Residential lots completed or in progress.......................   32,358,443      36,068,200
  Building products and materials.................................    1,382,848       1,773,686
                                                                    -----------     -----------
                                                                     64,102,282      66,931,351
Property and equipment............................................    8,633,661       7,849,795
Less accumulated depreciation.....................................    3,178,425       2,717,872
                                                                    -----------     -----------
                                                                      5,455,236       5,131,923
Deposits and other assets.........................................      559,433       1,969,857
                                                                    -----------     -----------
          Total assets............................................  $74,031,221     $78,223,969
                                                                    ===========     ===========
                               LIABILITIES AND PARTNERS' EQUITY
Liabilities:
  Construction notes payable......................................  $19,662,500     $14,578,068
  Acquisition and development notes payable.......................                    5,442,569
  Accounts payable -- trade.......................................    6,641,952       7,045,885
  Accrued expenses................................................    5,948,505       4,887,901
  Accounts and notes payable -- affiliates........................                      189,294
  Improved real estate notes payable..............................      462,230         521,628
  Deposits and other liabilities..................................      918,715       1,097,811
                                                                    -----------     -----------
          Total liabilities.......................................   33,633,902      33,763,156
Commitments and contingencies
Partners' equity..................................................   40,397,319      44,460,813
                                                                    -----------     -----------
          Total liabilities and partners' equity..................  $74,031,221     $78,223,969
                                                                    ===========     ===========

                            See accompanying notes.

                                  RAYCO, LTD.
                            (A LIMITED PARTNERSHIP)

                              STATEMENTS OF INCOME

                                                              YEAR ENDED DECEMBER 31,
                                                     -----------------------------------------
                                                         1995           1994           1993
                                                     ------------   ------------   -----------
Revenues:
  Single-family residence sales....................  $235,970,111   $230,625,622   $204,897,270
  Other............................................       227,731        194,931        201,454
                                                     ------------   ------------   ------------
          Total revenues...........................   236,197,842    230,820,553    205,098,724
Expenses:
  Cost of residences...............................   180,418,463    174,635,259    157,542,823
  Sales and marketing..............................    19,165,554     19,952,801     20,288,402
  General and administrative.......................     9,732,353     10,682,970      8,177,619
                                                      ------------   ------------  ------------
                                                      209,316,370    205,271,030    186,008,844
                                                      ------------   ------------  ------------
Income from operations.............................    26,881,472     25,549,523     19,089,880
Interest expense...................................       444,466        478,547        496,695
                                                     ------------   ------------   ------------
Net income.........................................  $ 26,437,006   $ 25,070,976   $ 18,593,185
                                                     ============   ============   ============

                            See accompanying notes.

                                  RAYCO, LTD.
                            (A LIMITED PARTNERSHIP)

                         STATEMENTS OF PARTNERS' EQUITY

                                                                                        TOTAL
                                                      GENERAL         LIMITED         PARTNERS'
                                                      PARTNER         PARTNER           EQUITY
                                                    -----------     ------------     ------------
Balance at January 1, 1993........................  $   184,816     $ 21,611,836     $ 21,796,652
  Net income......................................      371,864       18,221,321       18,593,185
  Distribution....................................      (60,000)      (2,940,000)      (3,000,000)
                                                    -----------     ------------     ------------
Balance at December 31, 1993......................      496,680       36,893,157       37,389,837
  Net income......................................      501,420       24,569,556       25,070,976
  Distribution....................................     (360,000)     (17,640,000)     (18,000,000)
                                                    -----------     ------------     ------------
Balance at December 31, 1994......................      638,100       43,822,713       44,460,813
  Net income......................................    8,367,385       18,069,621       26,437,006
  Distribution....................................   (8,163,840)     (22,336,660)     (30,500,500)
                                                    -----------     ------------     ------------
Balance at December 31, 1995......................  $   841,645     $ 39,555,674     $ 40,397,319
                                                    ===========     ============     ============

                            See accompanying notes.

                                  RAYCO, LTD.
                            (A LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                     --------------------------------------------
                                                         1995            1994            1993
                                                     ------------    ------------    ------------
OPERATING ACTIVITIES
Net income.........................................  $ 26,437,006    $ 25,070,976    $ 18,593,185
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation.....................................       956,901         825,013         898,835
  Changes in operating assets and liabilities:
     Inventories...................................     2,829,069       1,829,298     (15,609,794)
     Trade accounts receivable.....................      (143,078)        327,489         386,763
     Deposits and other assets.....................     1,410,424          83,351        (413,287)
     Accounts payable -- trade.....................      (403,933)     (1,321,235)      2,312,767
     Accrued expenses..............................     1,060,604       1,036,838       1,636,626
     Deposits and other liabilities................      (179,096)        230,516        (122,907)
                                                     ------------    ------------    ------------
Net cash provided by operating activities..........    31,967,897      28,082,246       7,682,188
INVESTING ACTIVITIES
Property and equipment purchases...................    (1,280,214)     (1,065,807)     (1,311,742)
FINANCING ACTIVITIES
Distributions paid.................................   (30,500,500)    (18,000,000)     (3,000,000)
Net decrease in accounts and note
  payable/receivable -- affiliates.................      (367,447)       (585,766)    (10,544,954)
Payments on improved real estate notes payable.....       (59,398)       (134,413)        (53,609)
Borrowings on improved real estate notes payable...                                        76,106
Net borrowings (payments) on construction notes
  payable..........................................    11,824,389      (2,647,320)      1,765,552
Payments on construction notes payable.............    (6,739,957)
Borrowings under acquisition and development notes
  payable..........................................                     8,344,248      12,242,438
Payments on acquisition and development notes
  payable..........................................    (5,442,569)    (13,153,041)    (11,352,234)
                                                     ------------    ------------    ------------
Net cash used in financing activities..............   (31,285,482)    (26,176,292)    (10,866,701)
                                                     ------------    ------------    ------------
Change in cash.....................................      (597,799)        840,147      (4,496,255)
Cash at beginning of year..........................     1,770,801         930,654       5,426,909
                                                     ------------    ------------    ------------
Cash at end of year................................  $  1,173,002    $  1,770,801    $    930,654
                                                     ============    ============    ============

                            See accompanying notes.

                                  RAYCO, LTD.
                            (A LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

1. SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Rayco, Ltd. (the Company) is a Texas limited partnership. The Company is a homebuilder and neighborhood developer with substantially all operations in the San Antonio metropolitan area.

Trade Accounts Receivable

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventories

Single-family residences are stated principally at accumulated actual costs, based upon the specific-identification method. Residential lots are stated at accumulated cost not to exceed net realizable value. Building products and materials are stated at the lower of cost (first-in, first-out method) or market.

Interest Capitalization

Interest is capitalized on lot development and single-family residential construction costs during the development and construction period. Interest on debt directly related to lot development and single-family construction is specifically identified and capitalized, whereas interest on the remaining eligible inventory that is not financed through directly related debt is capitalized using an allocation method based on the Company's actual interest costs.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on the straight-line method.

Income Taxes

As a partnership, the Company is not subject to federal or state income taxes. The income of the Company is reported by the general and limited partners of Rayco, Ltd.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

The Company is primarily owned by a Trust and has advances to and from various affiliated entities for working capital purposes. At December 31, 1995 and 1994, the balance of these advances was $178,153 and ($189,294), respectively, consisting of net advances and repayments. All borrowings are for working capital purposes and bear interest at the prime rate. The notes are due on demand. Net interest expense incurred on these advances for the years ended December 31, 1995, 1994 and 1993 was $331,930, $367,083 and $1,154,286,
respectively.

A majority of the Company's homebuyers use an affiliated company to originate the mortgage loans. The Company maintains the servicing rights to the mortgage loans and immediately sells the servicing rights to unrelated third parties. An affiliated title company acts as the closing agent for the majority of the Company's house sales.

                                  RAYCO, LTD.
                            (A LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

2. RELATED PARTY TRANSACTIONS (CONTINUED)

The Company provides general and administrative services, including computer and office facilities, legal, and other administrative functions for affiliated companies. For the years ended December 31, 1995, 1994 and 1993 general and administrative expense is shown net of $308,000, $60,000 and $426,000, respectively, received from affiliates.

3. BORROWINGS

In January 1995, the Company entered into a loan agreement with a financial institution to finance the construction of single-family residential units and residential lots. The proceeds from this facility were used to pay off all construction and acquisition and development notes payable. The agreement consists of a $35,000,000 revolving line-of-credit, collateralized by the Company's single-family residential units and residential lots. Interest is payable monthly at prime plus 1%, and the borrowings are due on May 31, 1998. The bank reviews the line annually, and has the option to extend the agreement for an additional year. The Company is required, among other things, to maintain certain financial statement ratios and a minimum net worth and is subject to limitations on acquisitions, inventories, indebtedness, and partnership distributions. Borrowings outstanding as of December 31, 1995 were $19,662,500.

The various loan agreements at December 31, 1994 are summarized as follows:

        $27,000,000 revolving line of credit, interest payable monthly at prime plus 1%, due May 1995................................  $ 7,838,111
        $10,000,000 revolving line of credit, interest payable monthly
          at prime plus 1 1/2% due July 1995............................    2,841,500
        $15,000,000 revolving line of credit, interest payable monthly
          at prime plus 2%, due February 1995...........................    3,898,457
                                                                          -----------
                                                                          $14,578,068
                                                                          ===========

Substantially all of the Company's single-family residential units are under sales contracts to home buyers prior to construction and are pledged as collateral for the above-described notes. Certain of the above debt is guaranteed by the general and limited partners of Rayco, Ltd.

As of December 31, 1994, the Company had various loan agreements with financial institutions to finance the acquisition and development of residential lots as follows:

        Lot acquisition loans, with interest payable at maturity at prime plus 2%, due from October 1994 to February 1996................  $1,632,093
        Lot acquisition note, with interest payable monthly at prime plus
          1% (computed annually on January 1), due January 1, 1997.......   1,121,769
        Other lot acquisition and development notes, with rates ranging from prime plus 1% to 10% fixed, due from January 1994 to
          November 1998..................................................   2,688,707
                                                                           ----------
                                                                           $5,442,569
                                                                           ==========

Substantially all of the Company's residential lot inventory is pledged as collateral.

Additional borrowings are as follows:

                                                                   1995         1994
                                                                 --------     --------
        Note payable, collateralized by the Company's primary
          office facility, due in monthly installments of
          $13,396, including principal plus interest at 10.25%,
          due January 2001.....................................  $462,230     $521,628
                                                                 ========     ========

                                  RAYCO, LTD.
                            (A LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

3. BORROWINGS (CONTINUED)

Minimum maturities on the office facility note are as follows:

        1996..............................................................   $ 77,864
        1997..............................................................     79,881
        1998..............................................................     88,465
        1999..............................................................     97,971
        2000..............................................................    108,499
        Thereafter........................................................      9,550
                                                                             --------
                                                                             $462,230
                                                                             ========

4. CAPITALIZED INTEREST

Interest expense for the years ended December 31, 1995, 1994 and 1993 is net of $1,540,019, $1,152,210 and $1,988,067, respectively, in capitalized interest. Payments for interest totaled $1,984,485 for 1995, $1,653,155 for 1994 and $2,476,920 for 1993.

5. COMMITMENTS AND CONTINGENCIES

The Company has a lease agreement with an outside party for the rental of a home products showroom facility. The minimum future rentals, payable monthly, amount to $110,900 annually through 1997. Rent expense was $110,900 for each of the years ended December 31, 1995, 1994 and 1993.

At December 31, 1995, the Company has provided letters of credit amounting to approximately $1,433,300. The letters of credit are collateralized by GNMA securities owned by an affiliated company. Additionally, the Company has a $2,000,000 line of credit (zero balance as of December 31, 1995) which utilizes the above mentioned securities as collateral.

The Company is subject to litigation in the ordinary course of business. Management believes that the outcome of any pending litigation will not have a materially adverse effect on the Company's business.

6. GENERAL AND ADMINISTRATIVE EXPENSES

In 1995, the Company recorded the cash surrender value relating to years prior to 1995 of certain officers' life insurance policies and reduced general and administrative expenses by approximately $910,000.

7. SUBSEQUENT EVENTS

On January 22, 1996, the Company's partners signed an agreement to sell their total interests in Rayco, Ltd. to Kaufman and Broad Home Corporation. The sale is to be completed at the end of February 1996, subject to certain conditions.

8. EXECUTIVE EMPLOYMENT AGREEMENT

Certain of the Company's executive officers participate in an employment agreement with the Company's general and limited partner and other affiliated companies. The agreement provides that such executive officers are entitled to share in approximately 14% of partnership distributions.

ITEM 7(b). PRO FORMA FINANCIAL INFORMATION.

                       KAUFMAN AND BROAD HOME CORPORATION

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     Effective March 1, 1996, subsidiaries of Kaufman and Broad Home Corporation purchased all of the general and limited partnership interests in Rayco, Ltd. In addition, the Company purchased all of the issued and outstanding shares of certain insignificant affiliates of Rayco, Ltd. The total purchase price of Rayco, Ltd. and the Affiliates was based on the net book values of the entities purchased and the assumption of certain debt. At March 1, 1996, the total purchase price was estimated to be approximately $104.3 million, comprised of $80 million in cash paid on the closing date and the assumption of $24.3 million of debt. The total purchase price is subject to adjustment based on the final closing balance sheets of Rayco, Ltd. and the Affiliates as of February 29, 1996. To the extent the purchase price is adjusted in connection with the closing date balance sheets, any difference will be settled between the parties.

     The following Kaufman and Broad Home Corporation unaudited pro forma combined financial statements and related notes give effect to the acquisition of Rayco, Ltd. and the Affiliates as a purchase. The Kaufman and Broad Home Corporation unaudited pro forma combined balance sheet assumes that the acquisition was completed as of November 30, 1995 and the Kaufman and Broad Home Corporation unaudited pro forma combined statement of income assumes that the acquisition was completed on December 1, 1994 for the year ended November 30, 1995. The historical financial statements of Rayco, Ltd. and the Affiliates are for the year ended December 31, 1995 and accordingly, the historical information for the calendar year of Rayco, Ltd. and the Affiliates has been combined with the fiscal year of Kaufman and Broad Home Corporation for the purpose of the pro forma presentation.

     For purposes of the pro forma financial statements, the purchase price of Rayco, Ltd. and the Affiliates was determined based on the net book values and debt levels of those entities at December 31, 1995, resulting in a total purchase price of approximately $104.5 million. The actual final purchase price of Rayco, Ltd. and the Affiliates will be based on the net book values and debt levels of those entities at February 29, 1996. The Company does not expect the final purchase price to vary materially from that presented in the unaudited pro forma combined financial statements.

     The Kaufman and Broad Home Corporation unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Kaufman and Broad Home Corporation that would have been reported had the acquisition occurred on the date indicated, nor do they represent a forecast of the consolidated financial position of the Company at any future date or the consolidated results of operations of the Company for any future period. Furthermore, no effect has been given in the Kaufman and Broad Home Corporation unaudited pro forma combined statement of income for operating and synergistic benefits that may be realized through the combination of the entities. Amounts allocated to the assets and liabilities of Rayco, Ltd. and the Affiliates will be based on their estimated fair market values as of the acquisition closing date. Such fair market values have not been determined at this time. The Kaufman and Broad Home Corporation unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements and related notes of Rayco, Ltd., included herein, and the Company's historical consolidated financial statements and related notes.

                       KAUFMAN AND BROAD HOME CORPORATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               NOVEMBER 30, 1995
                                 (IN THOUSANDS)

                                                 KBHC       RAYCO, LTD.     AFFILIATES
                                             NOVEMBER 30,   DECEMBER 31,   DECEMBER 31,    PRO FORMA      PRO FORMA
                                                 1995           1995         1995(a)      ADJUSTMENTS      COMBINED
                                             ------------   ------------   ------------   -----------     ----------
ASSETS
CONSTRUCTION:
  Cash and cash equivalents................   $   24,793      $  1,173       $    134      $              $   26,100
  Trade and other receivables..............      111,620         2,741            222                        114,583
  Inventories..............................    1,059,179        64,102                                     1,123,281
  Investments in unconsolidated joint
    ventures...............................       21,154                                                      21,154
  Other assets.............................       52,462         6,015            828         42,000(b)      101,305
                                              ----------    ----------     ----------     ----------      ----------
                                               1,269,208        74,031          1,184         42,000       1,386,423
                                              ----------    ----------     ----------     ----------      ----------
MORTGAGE BANKING:
  Cash and cash equivalents................       18,589                          903                         19,492
  Receivables:
    First mortgages and mortgage-backed
       securities..........................       97,672                                                      97,672
    First mortgages held under commitment
       of sale and other receivables.......      181,764                        1,016                        182,780
  Other assets.............................        6,946                           81                          7,027
                                              ----------    ----------     ----------     ----------      ----------
                                                 304,971                        2,000                        306,971
                                              ----------    ----------     ----------     ----------      ----------
Total assets...............................   $1,574,179      $ 74,031       $  3,184      $  42,000      $1,693,394
                                              ==========    ==========     ==========     ==========      ==========
LIABILITIES & EQUITY
CONSTRUCTION:
  Accounts payable.........................   $  156,097      $  6,642       $    190      $              $  162,929
  Accrued expenses and other liabilities...       90,237         6,867            183                         97,287
  Mortgages and notes payable..............      639,575        20,125                        83,209(c)      742,909
                                              ----------    ----------     ----------     ----------      ----------
                                                 885,909        33,634            373         83,209       1,003,125
                                              ----------    ----------     ----------     ----------      ----------
MORTGAGE BANKING:
  Accounts payable and accrued expenses....        9,661                          883                         10,544
  Notes payable............................      151,000                                       1,116(c)      152,116
  Collateralized mortgage obligations
    secured by mortgage-backed
    securities.............................       84,764                                                      84,764
                                              ----------    ----------     ----------     ----------      ----------
                                                 245,425                          883          1,116         247,424
                                              ----------    ----------     ----------     ----------      ----------
Deferred income taxes......................       24,448                                                      24,448
                                              ----------    ----------     ----------     ----------      ----------
Minority interests in consolidated joint
  ventures.................................        2,919                                                       2,919
                                              ----------    ----------     ----------     ----------      ----------
Partners' equity...........................                     40,397                       (40,397)(d)
Series B convertible preferred stock.......        1,300                                                       1,300
Common stock...............................       32,347                          106           (106)(d)      32,347
Paid-in capital............................      188,839                        4,768         (4,768)(d)     188,839
Retained earnings..........................      190,749                       (2,946)         2,946 (d)     190,749
Cumulative foreign currency translation
  adjustments..............................        2,243                                                       2,243
                                              ----------    ----------     ----------     ----------      ----------
TOTAL EQUITY...............................      415,478        40,397          1,928        (42,325)        415,478
                                              ----------    ----------     ----------     ----------      ----------
TOTAL LIABILITIES AND EQUITY...............   $1,574,179      $ 74,031       $  3,184      $  42,000      $1,693,394
                                              ==========    ==========     ==========     ==========      ==========

                            See accompanying notes.

                       KAUFMAN AND BROAD HOME CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED NOVEMBER 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          KBHC       RAYCO, LTD.     AFFILIATES
                                      NOVEMBER 30,   DECEMBER 31,   DECEMBER 31,    PRO FORMA        PRO FORMA
                                          1995           1995         1995(a)      ADJUSTMENTS       COMBINED
                                      ------------   ------------   ------------   -----------      -----------
TOTAL REVENUES......................   $ 1,396,526      $236,198       $ 8,191       $ (6,341)(e)   $ 1,634,574
                                       ===========      ========       =======       ========       ===========
CONSTRUCTION:
  Revenues..........................     1,366,866       236,198         6,341         (6,341)(e)     1,603,064
  Construction and land costs.......    (1,119,405)     (180,418)                                    (1,299,823)
  Selling, general and
     administrative expenses........      (181,930)      (28,898)       (4,703)        (2,059)(f)      (217,590)
                                       -----------     ---------       -------       --------       -----------
     Operating income...............        65,531        26,882         1,638         (8,400)           85,651
  Interest income...................         2,140                                                        2,140
  Interest expense, net of amounts
     capitalized....................       (27,501)         (445)                      (7,372)(g)       (35,318)
  Minority interests in pretax
     income of consolidated joint
     ventures.......................          (584)                                                        (584)
  Equity in pretax loss of
     unconsolidated joint
     ventures.......................        (3,475)                                                      (3,475)
                                       -----------     ---------       -------       --------       -----------
  Construction pretax income........        36,111        26,437         1,638        (15,772)           48,414
                                       -----------     ---------       -------       --------       -----------
MORTGAGE BANKING:
  Revenues:
     Interest income................        15,555                         272                           15,827
     Other..........................        14,105                       1,578                           15,683
                                       -----------     ---------       -------       --------       -----------
                                            29,660                       1,850                           31,510
  Expenses:
     Interest.......................       (14,821)                       (228)                         (15,049)
     General and administrative.....        (5,491)                     (1,548)                          (7,039)
                                       -----------     ---------       -------       --------       -----------
  Mortgage banking pretax income....         9,348                          74                            9,422
                                       -----------     ---------       -------       --------       -----------
TOTAL PRETAX INCOME.................        45,459        26,437         1,712        (15,772)           57,836
Income taxes........................       (16,400)                       (609)        (3,791)(h)       (20,800)
                                       -----------     ---------       -------       --------       -----------
NET INCOME..........................   $    29,059     $  26,437       $ 1,103       $(19,563)      $    37,036
                                       ===========     =========       =======       ========       ===========
EARNINGS PER SHARE..................   $       .73                                                  $       .93(i)
                                       ===========                                                  ===========

                            See accompanying notes.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        (a) This column includes combined amounts related to the following insignificant affiliates of Rayco, Ltd. acquired by subsidiaries of the Company: Satex Properties, Inc., Texas Homestead Mortgage Company and San Antonio Title Company.

        (b) This adjustment reflects the pro forma goodwill amount at November 30, 1995. The goodwill amount was assumed to be $42 million (representing a $40 million premium paid over the net book values of the acquired businesses and $2 million of other costs related to the acquisition.) This amount does not include any adjustments that may occur as a result of the allocation of the purchase price which will be completed in accordance with APB Opinion No. 16, as amended.

        (c) In connection with the acquisition, the Company amended its existing domestic unsecured revolving credit agreement to increase the borrowing capacity thereunder by $130 million. The Company then borrowed $104.3 million under the amended facility to complete the purchase of the acquired businesses. This pro forma adjustment reflects the effect of that financing as if it had occurred as of the November 30, 1995 balance sheet.

        (d) This adjustment eliminates the equity of the businesses acquired as of the date of acquisition.

        (e) This adjustment reflects the elimination of revenues between Rayco, Ltd. and the Affiliates as a result of combining the entities.

        (f) The net adjustment of $2.1 million reflects the pro forma amortization of goodwill (which is assumed to be amortized over a five year period) of $8.4 million and the elimination of expenses of $6.3 million between Rayco, Ltd. and the Affiliates.

        (g) This adjustment reflects the pro forma effect on net interest expense of the financing obtained for the acquisition. For purposes of determining the pro forma effect on net interest expense, it was assumed that none of the interest expense related to the acquisition financing was capitalized. This adjustment also includes $1.5 million of amortization of costs related to the amendment of the Company's existing credit facility to increase the Company's borrowing capacity to finance the acquisition. Such costs are assumed to be amortized over 18 months, the maximum term of the acquisition financing obtained.

        (h) This adjustment reflects the pro forma effect on consolidated income tax expense due to the results of operations of Rayco, Ltd. and the Affiliates, the pro forma amortization of goodwill and the pro forma net interest expense associated with the acquisition indebtedness.

        (i) The pro forma combined earnings per share is based on the weighted average number of common and common equivalent shares of Kaufman and Broad Home Corporation.

ITEM 7(c). EXHIBITS.

        EXHIBIT
        NUMBER                                    DESCRIPTION
        ------     --------------------------------------------------------------------------
         2.1       Purchase Agreement dated January 22, 1996 as amended by Amendment No. 1 to
                   Purchase Agreement dated February 9, 1996.
        10.1       Fourth Amended and Restated Loan Agreement among the Company, Bank of
                   America National Trust and Savings Association, The First National Bank of
                   Chicago, Credit Lyonnais Los Angeles Branch and NationsBank of Texas,
                   N.A., as managing agents and the banks listed therein, dated February 28,
                   1996.
        23         Consent of Ernst & Young LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated March 12, 1996

                                      KAUFMAN AND BROAD HOME CORPORATION
                                      Registrant

                                      /s/  MICHAEL F. HENN
                                      ----------------------------------
                                      Michael F. Henn
                                      Senior Vice President and
                                      Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                      DESCRIPTION                                   PAGE
------     -----------------------------------------------------------------------------  ----
  2.1      Purchase Agreement dated January 22, 1996 as amended by Amendment No. 1 to
           Purchase Agreement dated February 9, 1996....................................
 10.1      Fourth Amended and Restated Loan Agreement among the Company, Bank of America
           National Trust and Savings Association, The First National Bank of Chicago,
           Credit Lyonnais Los Angeles Branch and NationsBank of Texas, N.A., as
           managing agents and the banks listed therein, dated February 28, 1996........
   23      Consent of Ernst & Young LLP.................................................